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                                     AMENDMENT #1

      TO LEASE DATED September 15, 1997 BY AND BETWEEN Lutheran Brotherhood, a Minnesota corporation, AS LESSOR AND Bit 3 Computer Corporation, a wholly owned subsidiary of SBS Technologies, AS LESSEE

      THIS AMENDMENT TO LEASE, entered into and made as of the 23rd day of December, 1997, by and between Lutheran Brotherhood, a Minnesota corporation, as Lessor and Bit 3 Computer Corporation, a wholly owned subsidiary of SBS Technologies, as Lessee.

                                    WITNESSETH:

      WHEREAS, Lessor and Lessee have heretofore entered into a certain lease, dated September 5, 1997, (the "Lease"), of a certain space at Oakview Business Center, Suite 200, 1284 Corporate Center Drive, Eagan, Minnesota (the "Premises"), upon terms and conditions described in said Lease; and

      WHEREAS, Lessor and Lessee desire to amend said lease as described below:

      NOW THEREFORE, in consideration of the rents reserved and of the covenants and agreements herein set forth, it is agreed that the Lease be hereby amended from and after the date hereof as follows:

      1. DEMISED PREMISES: Suite 200, the Demised Premises, consist of approximately 39,576 square feet (14,803 square feet office and 24,773 square feet of warehouse space.)

      2. ADDITIONAL RENT: Lessee's prorata share of additional rent as defined in Article 3 of the Lease shall be changed to Forty Six and 23/100 percent (46.23%) for real estate taxes and Twenty Five and 14/100 percent (25.14%) of annual aggregate operating expenses.

      3. TERM: Pursuant to the provisions of the Lease relating to commencement of the Term thereof, Lessor and Lessee, for themselves, their heirs, successors and assigns, intending to be legally bound hereby, agree and stipulate that the original Term of said Lease shall commence February 1, 1998, and will expire January 31, 2003.

      4. RENT COMMENCEMENT: Lessee shall pay to Lessor its prorata share of Additional Rent as defined in Article 3 of the Lease, commencing January 1, 1998 through and including the Lease expiration date. Base Rent shall commence February 1, 1998.

      5. RENT PAYMENT ADDRESS: The address within Article 4 of the Lease to which Lessee shall send rent payment to Lessor shall be changed to Welsh Companies, Inc., CM 3650, St. Paul, Minnesota 55170-3650.

      Except as is hereinabove set forth, all other terms, provisions and covenants of the Lease shall remain unchanged and in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LESSEE:                                 LESSOR:

BIT 3 COMPUTER CORPORATION,             LUTHERAN BROTHERHOOD
A WHOLLY OWNED SUBSIDIARY OF            (A MINNESOTA CORPORATION)
SBS TECHNOLOGIES INC.
(A NEW MEXICO CORPORATION).

By:  /s/ David Greig                    By:   /s/ Clifford W. Habeck
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     David Greig                                  Clifford W. Habeck
Its: President                          Its:  Vice President
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